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                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Annual Report of our report, dated January 31, 1997, relating to the consolidated financial statements of Premier Bancshares, Inc. and subsidiaries.


                                                          MAULDIN & JENKINS, LLC

Atlanta, Georgia
March 31, 1997